UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 23, 2023 (March 17, 2023)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Clearday, Inc. (“Clearday” or the “Company”) continues to take certain actions related to shift its business strategy to provide technology and innovative care solutions to address the global aging crises and be less focused on operating residential care facilities. We expect that by 2030, the global population will have over 1 billion people aged 50 years or more; the U.S. will have at least 170 million people that are aged 50 years or more. Our strategy leverages our decades of care experience in the most challenging senior care venues (Memory and Alzheimer’s treatment) to continue to develop technologies to provide a digital care platform. We began our investment in these residential care facilities under the Memory Care America brand in 2016. In 2019, we began to develop innovative products and services to address the ongoing and worsening aging crises and developed our Clearday Club concept. In 2021 we began development of robotic services. During 2022, we advanced our robotic service applications, deployed robotic services in our residential care facilities and began working with TRECS Institute to take advantage of Grant Application Programs to apply for state Civil Money Penalty Funds to purchase of Mitra Robots. We believe Clearday is the only platform that integrates the necessary components to address the challenges to become an industry leader. Our services are designed to be a platform-as-a-service to extend beyond the facility-based care business enabling the future digital delivery of care at home, remote monitoring and telehealth, further separating us from point-solution competitors.

Our digital care platform includes:

●	Our proprietary Clearday at Home and other digital offerings;
●	Our proprietary BEST test that is used to develop personalized care pathways;
●	Artificial intelligence (AI) enabled companion robotic services that include proprietary applications that enhance the user experience through proprietary digital engagement programs as well as movement analytics and

Our continued implementation of this business strategy was one of the factors that enabled us to reach our previously announced (March 1, 2023) letter of intent with Viveon Health Acquisition Corp. (NYSE American: VHAQ, VHAQW, VHAQR, VHAQU), a special purpose acquisition company led by principals experienced in healthcare and med-tech innovation, for a business combination that values the Company at approximately $250 million. Under the proposed terms, our existing equity holders would convert 100% of their equity into the combined public company. Completion of this business combination is subject to, among other matters, the completion of due diligence, the continued negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction by the board and stockholders of both Viveon and us. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

As part of this strategy, we are negotiating the termination of three of our four residential care facilities. These three facilities are leased. Certain of our subsidiaries entered into an agreement (“Lease Amendment”) with the landlord of these three leased residential care facilities to provide financing of approximately $218,670 for the payment of certain critical operating expenses related to these three facilities. The Lease Amendment contemplates transitioning the operations of the businesses of these facilities to a new operator and terminating the leases. In connection with this additional financing, Clearday, Inc. agreed to be a limited additional guarantor under a Joinder by Additional Guarantor. The total obligations of Clearday, Inc. under this joinder is equal to the advanced $218,670 plus interest and reasonable attorneys’ fees and costs of collection. Until Clearday, Inc. agreed to this joinder, the lease liabilities to the landlord were limited to our subsidiaries.

We continue to negotiate the termination of these leases with the landlord. There can be no assurance that we will be able to consummate these transactions under definitive agreements that have terms and conditions acceptable to us or at all.

Certain of our subsidiaries amended the lease obligations in December 2022 and have not paid rent under these leases since January, 2023. The residential care business in these three leased facilities incurred significant losses during 2022 and the first quarter of 2023 which required us to fund losses through debt and using the net proceeds from the sale or other monetization of our non-care assets. Our operating losses in these facilities were attributable to a variety of factors including the effects of the COVID 19 pandemic during 2020 and 2021 and, to a lesser extent, 2022; the Great Resignation that increased labor expenses; and rapid and significant inflation that increased other operating expenses.

The Lease Amendment and the additional guaranty has customary representations, warranties and covenants, including, without limitation, indemnification and other than certain specified matters. The foregoing descriptions of our obligations under the Lease Amendment and the additional guaranty are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibits 10.1 to this Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 17, 2023, the purchaser under the Commercial Contract for Unimproved Property (the “Leander Sale Agreement”) with Leander Associates, Ltd., a Texas limited partnership (“Seller”) that is a subsidiary of the Company, to sell one of Clearday’s non-core assets: a land parcel located in Leander, Texas (the “Property”) exercised its right to terminate the Leander Sale Agreement in accordance with its terms and require the return of the escrow deposit to the purchaser. The Leander Sale Agreement was previously reported by the Company on a Form 8-K that was filed on January 10, 2023. There are no termination penalties that were incurred by the Seller. The Seller expects to remarket and sell the Property, however there can be no assurance that the Company will be able to consummate any such transaction on terms that are acceptable to the Company or at all.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	(1) Agreement Regarding Funding Of Necessary Operating Expenses (lease amendment and additional guarantee) by and between: (i) MHI-MC San Antonio, LP; MHI-MC New Braunfels, LP; and MHI Little Rock, LP (individually and collectively, “Landlord”), on the one hand and (ii) certain subsidiaries of Clearday, Inc., one the other; (2) Reaffirmation and Agreement by certain individual Guarantors and (3) Joinder by Additional Guarantor by Clearday, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated March 23, 2023